Exhibit 10.12

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE DIGITAL CURRENCY GROUP, INC.
2016 STOCK OPTION AND GRANT PLAN

Name of Optionee:		(the “Optionee”)
No. of Option Shares:	Shares of Class B Common Stock
Grant Date:		(the “Grant Date”)
Expiration Date:		(the “Expiration Date”)
Option Exercise Price/Share:	$	(the “Option Exercise Price”)

Pursuant to the Digital Currency Group, Inc. 2016 Stock Option and Grant Plan (the “Plan”), Digital Currency Group, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee, who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries, and who constitutes a Qualified Purchaser (as defined below) or Knowledgeable Employee (as defined below), an option (the “Stock Option”) to purchase on or prior to the Expiration Date, or such earlier date as is specified herein, all or any part of the number of shares of Class B Common Stock, par value $0.0001 per share (“Common Stock”), of the Company indicated above (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares”), at the Option Exercise Price per share, subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (this “Agreement”) and in the Plan. This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

1.
Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

An “Affiliate” shall mean with respect to a Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee or any Permitted Transferee, as the case may be, or (ii) the Optionee or any Permitted Transferee, as the case may be, being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Optionee’s or such Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Optionee or any Permitted Transferee being subject to a transfer of the Stock Option or the Issued Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Cause” means a dismissal as a result of (i) the commission of any act by the Optionee constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Optionee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by the Optionee to follow the directives of the chief executive officer of the Company or any of its Subsidiaries, the Board, or the board of directors of any of the Company’s Subsidiaries or (iv) any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Optionee in connection with the business affairs of the Company or its Subsidiaries. In the event the Optionee is a party to an employment or service agreement with the Company or any Subsidiary that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to the Optionee for purposes of this Agreement and not this definition.

“Fair Market Value” of the Common Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Common Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Common Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Knowledgeable Employee” shall mean “knowledgeable employee” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Permitted Transferees” shall mean (i) an entity wholly-owned by such Stockholder, or (ii) a Person to whom Issued Shares are transferred in accordance with Article 6 and/or Section 8.1 of the Stockholders’ Agreement, in each case, provided that such Person is a Qualified Purchaser or Knowledgeable Employee.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Qualified Purchaser” shall mean “qualified purchaser” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Sale Event” shall mean and include any of the following that has been approved by (x) the Board, if required pursuant to the General Corporation Law of the State of Delaware and (y) the Requisite Holders: (a) any merger or consolidation of the Company with one or more other corporations in which the stockholders of the Company prior to such transaction hold, immediately after such merger or consolidation, stock representing less than fifty-one (51%) of the voting power of the outstanding stock of the surviving corporation; (b) the sale of all or substantially all of the Company’s assets; (c) the exclusive licensing of all or substantially all of the Company’s intellectual property; or (d) the liquidation, dissolution, winding-up, recapitalization or reorganization of the Company. For the avoidance of doubt, neither the issuance of securities by the Company, nor the transfer of securities of the Company by DCG Holdco, Inc., shall constitute a Sale Event, unless otherwise determined by the Board.

“Service Relationship” shall mean any relationship as an employee, part-time employee, director or other key person (including consultants) of the Company or any Subsidiary or any successor entity such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Optionee’s status changes from full-time employee to part-time employee or consultant.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

2.
Vesting, Exercisability and Termination.
(a)
Vesting. [_______________]
(b)
Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service Relationship is terminated, the period within which to exercise this Stock Option will be subject to earlier termination as set forth below (and if not exercised within such period, shall thereafter terminate):
(i)
Termination Due to Death or Disability. If the Optionee’s Service Relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.
(ii)
Other Termination. If the Optionee’s Service Relationship terminates for any reason other than death or disability (as defined in Section 422(c) of the Code), and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date or other termination date, if earlier; provided however, if the Optionee’s Service Relationship is terminated for Cause, this

Stock Option shall terminate immediately upon the date of such termination and may not be exercised.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees or Permitted Transferees. Any portion of this Stock Option that is not exercisable on the date of termination of the employment shall terminate immediately and be null and void.

3.
Qualified Purchaser; Knowledgeable Employee. The Optionee hereby represents and warrants to the Company that Optionee is a Qualified Purchaser or Knowledgeable Employee.
4.
Exercise of Stock Option.
(a)
The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date, the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice. Such notice shall specify the number of Option Shares to be purchased. Payment of the purchase price may be made by one or more of the methods described below (payment instruments will be received subject to collection):
(i)
In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;
(ii)
By the Optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law; or
(iii)
To the extent permitted by the Committee, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Issued Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; and
(iv)
if the Initial Public Offering has occurred, and if permitted by the Committee, then (A) through the delivery (or attestation to ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not subject to restrictions under any plan of the Company, provided that, to the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered shares shall have been owned by the Optionee for at least six months, and in any event with an aggregate Fair Market Value (as of the date of such exercise) equal to the option purchase price, (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the

Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii), (iv)(A) and (iv)(B) above.
(b)
Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the terms of this Agreement.
(c)
Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
5.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.
6.
Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.
7.
Effect of Certain Transactions.
(a)
In the case of a Sale Event, this Stock Option shall terminate upon the effective time of such Sale Event unless provision is made in connection with such transaction, in the sole discretion of the parties thereto, for the continuation or assumption of this Stock Option heretofore granted, or the substitution of this Stock Option with a new Stock Option of the successor entity or a parent thereof, with such adjustment to the number and kind of shares and the per share exercise prices as such parties shall agree. In the event of such a termination, the Optionee shall be permitted, for a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all portions of the Stock Option which are then exercisable.

(b) In the event that this Stock Option is converted into a Converted Award, then this Agreement shall thereafter entitle the holder to the rights of a holder of a Converted Award.

8.
Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.
9.
Restrictions on Transfer of Issued Shares. Upon exercise of the Stock Option and as a condition to the effectiveness thereof, the Optionee shall execute a counterpart to that certain Stockholders’ Agreement of the Company, as from time to time amended, supplemented or restated, agreeing to be treated as a stockholder of the Company in accordance with the terms thereof. None of the Issued Shares acquired upon exercise of the Stock Option shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of Sections 9 and 10 hereof and such disposition does not cause the Company to become subject to the reporting requirements of the Exchange Act. In connection with any transfer of Issued Shares, the Company may require the transferor to provide at the Optionee’s own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of Sections 9 and 10 hereof shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Issued Shares. Subject to the foregoing general provisions, Issued Shares may be transferred pursuant to the following specific terms and conditions:
(a)
Transfers to Permitted Transferees. The Optionee may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement and the Stockholders’ Agreement of the Company to the same extent as the Optionee (including, without limitation, the provisions of Sections 8, 9, 10, 11, 12, and 13 hereof) and shall have delivered a written acknowledgment to that effect to the Company.
(b)
Transfers Upon Death. Upon the death of the Optionee, any Issued Shares then held by the Optionee at the time of such death and any Issued Shares acquired thereafter by the Optionee’s legal representative pursuant to this Agreement shall be subject to the provisions of Sections 8, 9, 10, 11, 12, and 13 hereof, if applicable, and the Optionee’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.
(c)
Company’s Right of First Refusal.
(i)
In the event that the Optionee (or any Permitted Transferee holding Issued Shares subject to this Section 9(c)) desires to sell or otherwise transfer all or any part of the Issued Shares to a Person other than an Affiliate, the Optionee (or Permitted Transferee) shall promptly send a notice (the “Offer Notification”) to the Company that (A) sets forth the price and all terms and conditions of the bona fide offer and includes the name and address of the offeror, and (B) offers to sell the Optionee’s (or Permitted Transferee’s) Issued Shares (the “Offered Stock”) to the Company at the same price and upon the same terms and conditions as are contained in the Offer Notification.
(ii)
For a period of forty-five (45) days from the date of such Offer Notification (the “Exercise Period”), the Company shall have the right, at the Company’s sole option, to purchase all or any part of the Offered Stock. If the Company elects to purchase all or any portion of the Offered Stock, then the Company shall purchase such shares of Offered Stock at the same price and upon the same terms and conditions as are contained in the Offer Notification by the later of (A) the date specified in the Offer Notification as the intended closing date of such proposed transfer, and (B) fifteen (15) days after the expiration of the Exercise Period.
(iii)
If the Company shall not elect to purchase all or any portion of the Offered Stock within the Exercise Period for any reason whatsoever, then the Optionee (or Permitted Transferee) shall be free to sell such Offered Stock that the Company has not elected to purchase; provided, however, that such sale shall be made within sixty (60) days after the expiration of the Exercise Period and in strict accordance with the terms and conditions of such bona fide offer set forth in the Offer Notification; provided, further, that in the event the Offered Stock not purchased by the Company is not so disposed of within said sixty (60)-day period, the Optionee (or Permitted Transferee) shall again be required to comply with the provisions of this Section 9(c).
(iv)
Any Issued Shares purchased by such proposed transferee shall be deemed held by a Permitted Transferee and accordingly shall remain subject to the terms of this Agreement, including without limitation, the provisions of Sections 8, 9, 10, 11, 12, and 13 hereof to the same extent as if the Optionee (or Permitted Transferee) continued to hold them. Any Issued Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions under this Section 9(c) shall terminate in accordance with Section 14(a) hereof.
10.
Company’s Right of Repurchase.
(a)
Right of Repurchase. The Company shall have the right (the “Repurchase Right”) upon the occurrence of any of the events specified in Section 10(b) (the “Repurchase

Event”) to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company) of the Issued Shares held or subsequently acquired upon exercise of this Stock Option in accordance with the terms hereof by the Optionee (or any Permitted Transferee) at the price per share specified below (the “Repurchase Price”). The Repurchase Right may be exercised by the Company within the later of (i) six months following the date of such event or (ii) seven months after the exercise of this Stock Option (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the Optionee or any Permitted Transferee written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the Optionee or any Permitted Transferee the Repurchase Price for the shares being repurchased. The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Optionee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Issued Shares being repurchased, together with a duly executed stock power for the transfer of such Issued Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Optionee or any Permitted Transferees (or at such later date as is determined necessary by the Committee to avoid any breach by the Company of any agreement to which it is a party), the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Issued Shares being purchased; provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Optionee to the Company. The Repurchase Right shall terminate in accordance with Section 14(a).
(b)
Company’s Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:
(i)
The termination of the Optionee’s Service Relationship for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily; or
(ii)
The Optionee’s or Permitted Transferee’s Bankruptcy.
(c)
Repurchase Price. The Repurchase Price for any Issued Shares being repurchased hereunder shall be (i) in the case of any such repurchase following a termination of the Optionee’s Service Relationship by the Company for Cause, the lesser of the amount paid by the Optionee to acquire such Issued Shares and the Fair Market Value of such Issued Shares and (ii) in the case of any other Repurchase Event, the Fair Market Value of such Issued Shares.
(d)
Determination of Fair Market Value. The Fair Market Value of the Issued Shares shall be, for purposes of this Section 10, determined by the Board as of the date the Board elects to exercise its Repurchase Right in connection with a Repurchase Event.
11.
Escrow Arrangement.
(a)
Escrow. In order to carry out the provisions of Sections 9, 10 and 12 of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Optionee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Optionee and any Permitted Transferee, as the Optionee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Optionee, deliver to the Optionee (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 11.
(b)
Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Optionee, any Permitted Transferees or any other person or entity is required to sell the Optionee’s Issued Shares pursuant to the provisions of Sections 9, 10 and 12 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Optionee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Optionee as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the person or entity who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 9, 10 and 12, such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.
12.
Drag Along Right. In the event that the holders of a majority of the Stock then-outstanding (the “Requisite Stockholders”) propose a Sale Event, the Optionee, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Requisite Stockholders: (a) consent to and raise no objections against the Sale Event, and, if such Sale Event requires approval of the Optionee or any Permitted Transferees, then the Optionee and/or any such Permitted Transferee shall vote (in person, by proxy, or by action by written consent) in favor of, and adopt, such Sale Event and shall vote in opposition to any and all other proposals that could reasonably expected to delay or impair the ability of the Company to consummate such Sale Event; (b) waive any dissenters rights, appraisal rights or similar rights in connection with such Sale Event and hereby instructs the Board to vote in favor of such Sale Event; (c) agree to transfer his or her Issued Shares (including for this purpose all of such Optionee’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefor)) on terms and conditions approved by such Requisite Stockholders, and waive preemptive or other similar rights with respect to any Stock issuance to be effected in connection herewith; (d) take all necessary and desirable actions in connection with the consummation of the Sale Event, including the execution of such agreements reasonably necessary to (i) provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Sale Event, and (ii) if applicable, effectuate the allocation and distribution of the aggregate consideration upon any Sale Event; and (e) agree not to subject any Stock to any arrangement or agreement with respect to the voting of such Issued Shares, unless specifically requested to do so by the acquirer in connection with an Sale Event. The obligations under this Section 12 shall terminate upon (A) the closing of the Company’s Initial Public Offering, (B) at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, (C) the consummation of any Sale Event if the Company makes a liquidating distribution of all of the proceeds therefrom to the stockholders of the Company, and (D) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.
13.
Lockup Provision. The Optionee hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Issued Shares or any securities convertible into or exercisable or exchangeable for Issued Shares (whether such Issued Shares or any such securities are then owned by the Optionee or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Issued Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that such period may be extended to such longer period as the Company or the managing underwriter may request in order to facilitate compliance with, to the extent applicable, Financial Industry Regulatory Authority, Inc. Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation. The foregoing provisions of this Section 13 shall not apply to the sale of any Issued Shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Optionee if all officers and directors and greater than one percent (1%) stockholders of the Company enter into the same or similar agreements that subject them to the same or similar restrictions that apply to the Optionee under this Section 13. The underwriters in connection with the initial public offering by the Company are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto; further, each Optionee hereby agrees to enter into written agreement with such underwriters containing terms substantially equivalent to the terms of this Section 13, and each Optionee hereby agrees that such underwriters shall be entitled to require each such Optionee to enter into such a written agreement. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Optionees subject to such agreements, based on the number of Issued Shares subject to such agreements. Notwithstanding the foregoing, nothing in this Section 13 shall prevent an Optionee from making a transfer of any Issued Shares that were listed on a national stock exchange, actively traded over-the-counter or traded on the NASDAQ Global Market at the time it was acquired by the Optionee or was acquired by such Optionee pursuant to Rule 144A of the Act, including any Issued Shares acquired in the initial public offering by the Company.

14.
Miscellaneous Provisions.
(a)
Termination. The Company’s repurchase rights under Section 10, the restrictions on transfer of Issued Shares under Section 9(c) and the Drag Along obligations under Section 12 shall terminate upon the earlier to occur of: (i) the closing of the Company’s Initial Public Offering; (ii) at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act; (iii) the consummation of a Deemed Liquidation Event (as defined in the Stockholders’ Agreement), provided that if the Deemed Liquidation Event is pursuant to clauses (ii) or (iii) in the definition thereof, the Company makes a liquidating distribution of all of the proceeds therefrom to the stockholders; and (iv) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.
(b)
Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
(c)
Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reincorporation, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Issued Shares.
(d)
Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
(e)
Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
(f)
Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.
(g)
Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.
(h)
Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the

Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
(i)
Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
(j)
Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith. This Section 14(j) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(k)
Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

DIGITAL CURRENCY GROUP, INC.
By:
Name: Simcha Wurtzel
Title: VP Finance & Controller

Address:

636 Avenue of the Americas

New York, NY 10011

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

DESIGNATED BENEFICIARY:

Beneficiary’s Address:

Appendix A

STOCK OPTION EXERCISE NOTICE

Digital Currency Group, Inc.
Attention: _____________________
______________________________
______________________________

Pursuant to the terms of my stock option agreement dated __________ (the “Agreement”) under the Digital Currency Group, Inc. 2016 Stock Option and Grant Plan, I, [Insert Name] _________________, hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $_________ representing the purchase price for [Fill in number of Option Shares] ____________ option shares. I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to Digital Currency Group, Inc.
[ ]	3.	Other (as described in the Agreement (please describe))

  .

In connection with my exercise of the option as set forth above, I hereby represent and warrant to Digital Currency Group, Inc. as follows:

(i) I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from Digital Currency Group, Inc. such information as is necessary to permit me to evaluate the merits and risks of my investment in Digital Currency Group, Inc. and have consulted with my own advisers with respect to my investment in Digital Currency Group, Inc.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

(v) I understand that the option shares may not be registered under the Securities Act of 1933 (it being understood that the option shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing option shares will bear restrictive legends reflecting the foregoing.

(vi) I am a Qualified Purchaser or Knowledgeable Employee.

Sincerely yours,

Name:

Address: